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                          FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 23rd day of October, 2015 between FORETHOUGHT LIFE INSURANCE COMPANY, on behalf of one or more separate accounts, a life insurance company organized under the laws of the State of Indiana, ("INSURANCE COMPANY"), and CALVERT VARIABLE PRODUCTS, INC.), a Maryland corporation ("CVP"), and CALVERT INVESTMENT DISTRIBUTORS, INC., a Delaware corporation, ("CID").

                                    ARTICLE I
                                   DEFINITIONS

1.1.    "1933 ACT" shall mean the Securities Act of 1933, as amended.

1.2.    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

1.3.    "1940 ACT" shall mean the Investment Company Act of 1940, as amended.

1.4. "BOARD" shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.5. "BUSINESS DAY" shall mean, with respect to any Portfolio, any day for which the Fund calculates net asset value per share of such Portfolio as described in the Fund's Prospectus.

1.6.    "COMMISSION" shall mean the Securities and Exchange Commission.

1.7. "CONTRACT" shall mean a variable annuity or variable life insurance contract issued by Insurance Company that uses one or more Portfolios of the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants".

1.8. "CONTRACTHOLDER" shall mean any person or entity that is a party to a Contract with the Insurance Company.

1.9. "DISINTERESTED BOARD MEMBERS" shall mean those directors of the Board who are not deemed to be "interested persons" of the Fund, as defined by the 1940 Act.

1.10.   "FUND" shall mean CVP.

1.11. "PARTICIPATING COMPANIES" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public ("Participating Contracts") and which has entered into an agreement with the Fund for the purpose of making Portfolio Shares available to serve as the underlying investment medium for the aforesaid Participating Contracts. "Participating Contractholder" shall mean any person or entity that is a party to a Participating Contract.

1.12.   "PARTY" shall mean Insurance Company, CVP and CID.

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1.13.   "PLANS" shall mean qualified pension and retirement benefit plans.

1.14. "PORTFOLIO" shall mean any portfolio of a Fund listed on Schedule A, as amended from time to time.

1.15. "PROSPECTUS" shall mean, with respect to any Portfolio, the current Statutory Prospectus, current Summary Prospectus and the statement of additional information applicable to such Portfolio, and any amendment or supplement thereto, as most recently filed with the Commission.

1.16. "SEPARATE ACCOUNT" shall mean those separate accounts listed on Schedule B, which have been established by Insurance Company in accordance with the laws of the State of Indiana.

1.17. "SHARES" shall mean, with respect to any Portfolio, the shares issued by such Portfolio.

1.18. "SOFTWARE PROGRAM" shall mean the software program used by the Fund or its agent(s) for providing Fund and account balance information including net asset value per share.

1.19. "STATUTORY PROSPECTUS" shall have the same meaning as set forth in Rule 498 of the 1933 Act.

1.20. "SUMMARY PROSPECTUS" shall have the same meaning as set forth in Rule 498 of the 1933 Act.

1.21. "INSURANCE COMPANY'S GENERAL ACCOUNT(S)" shall mean the general account(s) of Insurance Company and its affiliates that invest in the Fund (if any).

                                   ARTICLE II
                                 REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Separate Account pursuant to the Indiana Insurance Code for the purpose of offering to the public certain individual and/or group variable annuity contracts; (c) it has registered each Separate Account as a unit investment trust under the 1940 Act to serve as the segregated investment account for the Participating Contracts; (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts; (e) each Separate Account shall comply at all times with all applicable legal requirements for so long as any Contract under that Separate Account is outstanding.

2.2 Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the 1933 Act; (b) the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable federal and state

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        laws,   including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. In particular, Insurance Company represents and warrants that it complies with the requirements of Rule 498 under the 1933 Act in connection with the delivery of summary prospectuses for Portfolio Shares, but relies upon the Fund to maintain a website that satisfies all applicable conditions of Rule 498(e) under the 1933 Act.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of each Separate Account are and will be kept separate from Insurance Company's General Account (if any) and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any other business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Fund represents and warrants that the Fund is registered with the Commission under the 1940 Act as an open-end management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies. CVP has established 12 portfolios and CVP may in the future establish other portfolios.

2.5 The Fund represents and warrants that (a) the Portfolio Shares will be described in a registration statement filed under the 1933 Act; and (b) the Portfolio Shares will be issued, sold and distributed in compliance in all material respects with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act. In particular, Fund represents and warrants that it complies with all applicable requirements of Rule 498 under the 1933 Act in connection with the offer and sales of Portfolio Shares.

2.6 Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE"), and that it will utilize best efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately in writing upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.7 Insurance Company represents and warrants that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will utilize best efforts to maintain such treatment and that it will notify the Fund and its investment adviser immediately in writing upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company represents that no Contract is a "modified endowment contract", as that term is defined in Section 7702A of the Code.

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2.8     Fund represents and agrees that the Fund's assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code. Without limiting the scope of the foregoing, the Fund shall ensure that each Portfolio will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or modifications to such Section and Regulation or successors thereto. The Fund shall notify the Insurance Company immediately upon having a reasonable basis for believing that a Portfolio has failed to so comply or that it might not comply in the future. In the event of such a failure, the Fund or CID shall take all necessary steps to cure any such failure within the grace period afforded by Treasury Regulation 1.817-5, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at CID's expense. If the Fund fails to either (i) cure any such failure within the grace period or
        (ii) obtain a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service, CID will reimburse the Insurance Company for all damages to the Insurance Company arising therefrom provided that CID shall not be liable for special, consequential or incidental damages even if it is informed of the possibility thereof. The representations and warranties of this Section 2.8 shall not apply with respect to any Portfolio whose beneficial interests are held solely by owners of "pension plan contracts" within the meaning of Section 818(a) of the Code and other persons whose federal income tax treatment is not dependent on such Portfolio's compliance with the requirements of
        Section 817(h) of the Code.

        Notwithstanding any other provision herein to the contrary, Insurance Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of Insurance Company that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against any Fund or its affiliates as a result of such a failure or alleged failure:

        (i) Insurance shall promptly notify the Fund of such assertion or potential claim (subject to the Confidentiality provisions of Article IX as to any Contractholder); and

        (ii) Insurance Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

        (iii) Insurance Company shall use its best efforts to minimize any liability of the Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

        (iv) Insurance Company shall permit the Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding any

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                claims that could give rise to liability to the Fund or CID or its affiliates as a result of such a failure or alleged failure; PROVIDED, however, that Insurance Company will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

        (v) any written materials to be submitted by Insurance Company to the IRS, any Contractholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by Insurance Company to the Fund (together with any supporting information or analysis), subject to the confidentiality provisions of Article IX, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by Insurance Company to any such person without the express written consent of the Fund, which shall not be unreasonably withheld;

        (vi) Insurance Company shall provide the Fund or CID or its affiliates and their accounting and legal advisors with such cooperation as they shall reasonably request (including, without limitation, by allowing them to review the relevant books and records of Insurance Company) in order to facilitate their review of any written submissions provided to them pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from such a failure or alleged failure;

        (vii) Insurance Company shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against any Fund or CID or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, CID or its affiliates, which shall not be unreasonably withheld, PROVIDED that Insurance Company shall not be required, after exhausting all administrative appeals, to appeal any adverse judicial decision unless the Fund, CID or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and PROVIDED FURTHER that the costs of any such appeal shall be borne by the Fund or CID or an affiliate of CID; and

        (viii) The Fund, CID and its affiliates shall have no liability as a result of such failure or alleged failure if Insurance Company fails to comply with any of the foregoing clauses (i) through
                (vii), and such failure could be shown to have materially contributed to the liability.

        Should the Fund, CID or its affiliates refuse to give their written consent to any compromise or settlement of any claim or liability hereunder, Insurance Company may, in its discretion, authorize them to act in the name of Insurance Company in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event the Fund or CID or its

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        affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; PROVIDED, that in no event shall Insurance Company have any liability resulting from their refusal to accept the proposed settlement or compromise with respect to any failure caused by the Fund. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

2.9 Fund represents and warrants that, for as long as Section 817(h) of the Code continues to apply to the Fund, Shares of each Portfolio will not be sold to the general public and will be held only by one or more (i) segregated asset accounts of one or more Participating Companies or (ii) "permitted investors" as defined in Treasury Regulation 1.817-5(f)(3), as amended, or any successor Treasury regulation.

2.10 Fund represents and warrants that any of its directors, officers, employees, investment advisers, and other individual/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that CID (the Fund's principal underwriter) may enforce any and all of the Fund's rights conferred by virtue of this Agreement.

2.12 Each party agrees (i) to perform any and all duties, functions, procedures and responsibilities assigned to it by National Securities Clearing Corporation's ("NSCC") rules, procedures or other requirements relating to its Fund/SERV system ("Fund/SERV") and Networking system ("Networking"), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to another party through Fund/SERV or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV or Networking and to limit the access to, and the inputting of data into, Fund/SERV or Networking to persons specifically authorized by the party.


                                   ARTICLE III
                                PORTFOLIO SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Portfolio Shares.

3.2 Fund agrees to make the shares of each Portfolio available for purchase at such Portfolio's then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may, in its sole discretion, (i) refuse to sell the shares of any Portfolio to any person, or (ii) suspend or terminate the offering of the

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        shares of any Portfolio if such action is (a) required by law or by regulatory authorities having jurisdiction over it or (b) determined by the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, to be necessary and in the best interests of the shareholders of such Portfolio.

3.3 Insurance Company agrees that, for as long as Section 817(h) of the Code continues to apply to the Fund, Shares of each Portfolio may be held by one or more (i) segregated asset accounts of one or more Participating Companies or (ii) "permitted investors" as defined in Treasury Regulation 1.817-5(f)(3), as amended, or any successor Treasury regulation.

3.4 Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information for each Portfolio available on a per-share and Portfolio basis to Insurance Company by 7:00 p.m. Eastern Time on each Business Day. In the event that the Fund is unable to make the 7:00 p.m. deadline, it shall provide additional time for the Insurance Company to place orders for the purchase or redemption of Portfolio Shares equal to the additional time that the Fund takes to make the required information for all Portfolios available to the Insurance Company; provided, however, that all orders placed by the Insurance Company during such additional time must have been received by the Insurance Company prior to the close of the New York Stock Exchange (currently 4:00 p.m. Eastern time). Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported promptly upon discovery to Insurance Company.

        (i) CID shall indemnify and hold harmless the Insurance Company against any amount the Insurance Company is legally required to pay Contractholders, and which amount is due to CVP's or its agents' incorrect calculation, incorrect reporting of and/or untimely reporting of the daily net asset value, dividend rate or capital gains distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by Insurance Company, any net purchase or redemption order reported to CID or the Fund by Insurance Company without Contractholder authorization, or as a result of or relating to a breach of this Agreement by Insurance Company; and provided, further, that CID shall not be liable for special, consequential or incidental damages or for any incorrect calculation or reporting, which after rounding, results in (i) a change to the net asset value of one cent or less, or (ii) a dividend rate or capital gain distribution rate that is not required to be corrected under applicable law and related regulations.

        (ii) Should an incorrect calculation by CVP or its agents result in a gain to the Insurance Company, subject to the immediately following sentence, the Insurance Company shall immediately reimburse CVP, the Fund or its agents for any losses incurred by CVP, the Fund or its agents as a result of the incorrect calculation. Should an incorrect calculation by CVP or its agents result in a gain for Contractholders, the Insurance Company will consult with CVP or its designee as to what reasonable efforts shall be made to recover the money and repay CVP, the

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                Fund or its agents. The Insurance Company shall then make such reasonable effort, at the expense of CID, to recover the money and repay CVP, the Fund or its agents; provided, however, the Insurance Company shall not be obligated to initiate or otherwise pursue any legal action against Contractholders for any such reimbursements.

        (iii) CID shall reimburse the Insurance Company for any and all costs and expenses that result from CID providing an incorrect share net asset value per share, dividend or capital gain, including any reasonable administrative costs incurred by the Insurance Company in resolving the error. The Insurance Company shall submit an invoice to CVP or its agents for such losses incurred as a result of the above which shall be payable within sixty
                (60) days of receipt.

        With respect to the errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio Shares which will be purchased or redeemed at that day's closing net asset value per share for such Portfolio. Trades will normally settle through the facilities of Fund/SERV. If a transaction initiated through Fund/SERV fails to be processed through Fund/SERV then the net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 8:30 a.m. Eastern Time on the Business Day next following Insurance Company's receipt of that information.

3.6 Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Portfolio Shares from Contractholders. Trades will normally settle through the facilities of Fund/SERV. If a transaction initiated through Fund/SERV fails to be processed through Fund/SERV then the Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Fund receives written notice of such orders by 8:30 a.m. Eastern Time on the next following Business Day and, if such orders request the purchase of Portfolio Shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in
        Section 3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day as of which such conditions have been satisfied.

3.7 Insurance Company will make its best efforts to notify Fund in writing in advance of any unusually large purchase or redemption orders.

3.8 Trades will normally settle through the facilities of Fund/SERV. If a transaction initiated through Fund/SERV fails to be processed through Fund/SERV and Insurance Company's

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        order requests the purchase of Portfolio Shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custody account on the day the order is transmitted. Insurance Company shall transmit any such Fund payment in Federal Funds by the close of the Federal Reserve wire system on the Business Day the Fund receives the notice of the order pursuant to Section 3.6. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by the close of the Federal Reserve wire system on the Business Day the Fund receives the notice of the order pursuant to
        Section 3.6. If payment in Federal Funds for any purchase is not received on such Business Day, Insurance Company shall promptly upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of Portfolio transactions effected by the Fund based upon such purchase request.

3.9 Fund shall ensure that Portfolio Shares are registered under the 1933 Act at all times.

3.10 Trades will normally settle through the facilities of Fund/SERV. If a transaction initiated through Fund/SERV fails to be processed through Fund/SERV then Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio Shares will be by book entry only. No share certificates will be issued to Insurance Company or Participating Companies. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.11 Trades will normally settle through the facilities of Fund/SERV. If a transaction initiated through Fund/SERV fails to be processed through Fund/SERV and the conditions of Section 3.8 have been satisfied, the Fund shall credit Insurance Company with the appropriate number of shares utilizing the net asset value per share determined in accordance with Section 3.6.

3.12 On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. The Insurance Company hereby elects to reinvest all such dividends and capital gain distributions in additional shares of that Portfolio. The Fund shall (i) automatically reinvest such amounts in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date and (ii) Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, display the number of shares so issued through DST Vision.

                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Fund or its agent shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

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4.2     Fund or its agent shall distribute to Insurance Company copies of the
        Fund's Prospectus, supplements, notices, reports to shareholders, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in such quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company has requested, and Fund shall provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for Insurance Company to print or post on its secured website. Fund shall provide all such materials to Insurance Company in a timely manner so as to enable Insurance Company to print, post and distribute such materials within the time required by law. The Fund shall maintain a website that is in compliance with all applicable requirements of Rule 498 under the 1933 Act such that the Fund may deliver a Summary Prospectus in lieu of Statutory Prospectus for each Portfolio.

4.3 CVP or its designee will provide the Insurance Company with at least 75 days' notice of any change to a Portfolio Prospectus that requires Contractholders to receive 60 days' prior notice and will otherwise utilize commercially reasonable efforts to provide the Insurance with reasonable advance notice of changes to a Portfolio Prospectus, subject to any applicable confidentiality requirements or information embargo. If CVP does not provide the Insurance Company with such advance notice the Insurance Company will use its best efforts to make the change at the date requested by CVP. CVP will reimburse the Insurance Company for all reasonable expenses for facilitating changes to any Portfolio's Prospectus and for notifying Contractholders of such changes, and Insurance Company may request reimbursement from CVP for its reasonable administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates. Notwithstanding anything to the contrary, CVP will provide all registration statement supplements to the Insurance Company in hand no later than the date such document is filed with the Securities and Exchange Commission. CVP will provide the Insurance Company with the most current shareholder reports promptly after they are filed with the Securities Exchange Commission. The Insurance Company reserves the right, in its sole discretion, to combine the delivery of CVP supplements to coordinate with other Insurance Company variable product supplements.

4.4 Fund or its agent will provide to Insurance Company, contemporaneously with the filing thereof with the Commission or other regulatory authority, at least one complete copy of (i) the then-current registration statement and Prospectus, (ii) all then-current sales literature and other promotional materials prepared by the Fund for distribution to Insurance Company or any Participating Company, and
        (iii) all new or pending proxy statements, applications for exemptions or requests for no-action letters, that relate to the Fund or the Portfolio Shares, and all amendments to any of the documents specified in (i), (ii) or (iii). With respect to CVP's registration statement, Insurance Company agrees that the Fund shall be deemed to have fully satisfied its obligations under this Section 4.4 by making it available on the Securities and Exchange Commission's EDGAR information retrieval system.

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4.5     Upon request Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, and proxy statements and any amendments thereof. Insurance Company will provide to the Fund at least one copy of, applications for exemptions, requests for no-action letters, and all amendments thereof, that relate to the Contracts or any Separate Account, contemporaneously with the filing of such document with the Commission or other regulatory authority, provided that the application for exemption or request for no-action letters relate to the Fund or Portfolio Shares. With respect to the registration relating to any Separate Account, the Fund agrees that Insurance Company shall be deemed to have fully satisfied its obligations under this Section 4.5 by making it available on either the Securities and Exchange Commission's EDGAR information retrieval system.

4.6 Insurance Company and Fund shall each promptly notify the other in writing of the results of any examination by the Commission (or any other regulatory authority) that (i) relates to the Contracts, Separate Accounts, Fund or Portfolio Shares and (ii) results in the imposition of fines or any non-monetary sanction (including, without limitation, a reprimand or deficiency letter), and the party that was the subject of any such examination shall provide the other parties with a copy of the relevant correspondence or written report from the Commission (or other regulatory authority) regarding such examination.

                                    ARTICLE V
                                    EXPENSES

5.1 The charge to the Fund for all expenses and costs of the Portfolio, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the applicable Portfolio's daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund's Prospectus.

5.2 Expenses associated with providing, printing, processing and distributing such documents shall be allocated in accordance with Schedule D attached hereto. CID shall reimburse the Insurance Company within 30 days, upon the Insurance Company's request, for its costs in accordance with Schedule D. If any such reimbursement payment is not received by the Insurance Company within 30 days after being presented with the Insurance Company's invoice therefor, interest will begin to accrue thereon at the rate of 1.5% a month or the highest rate permitted by law, whichever shall be greater. CID agrees to use best efforts to resolve any billing discrepancy detected by the Insurance Company and remit any corrective payment promptly upon demand.

                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the Order of the Commission under Section 6(c) of the 1940 Act dated December 4, 2000 issued to Summit Mutual Funds, Inc., the predecessor to CVP (the "CVP EXEMPTIVE ORDER"), and the conditions to the relief set forth in the related Notice of Application for Exemption dated November 9, 2000. As set forth therein, Insurance Company agrees to report any potential or existing material irreconcilable conflicts promptly to the Board, in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application by, among other things, providing the Board with all information reasonably necessary for the Board to consider any issues raised. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Participating Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is wholly or partly responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the material irreconcilable conflict.

        Such necessary action may include, but shall not be limited to:

        a. Withdrawing the assets allocable to the applicable Separate Account from the Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (E.G., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Contractholders the option of making such a change; and/or

        b. Establishing a new registered management investment company or managed separate account and segregating the assets underlying the Contracts, unless a majority of Contractholders materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company or managed separate account.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Participating Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, Insurance Company will withdraw the investment in each affected Portfolio of each Separate Account designated by the Disinterested Board Members and, if required by the Disinterested Board Members, will terminate this Agreement within six
        (6) months after the Board informs the Company in writing of the foregoing determination; PROVIDED, HOWEVER, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the Disinterested Board Members.

6.5 No action by Insurance Company taken or omitted, and no action by either Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V or this Article VI.

6.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed and or shared funding (as defined in the CVP Exemptive Order) on terms and conditions materially different from those contained in the CVP Exemptive Order, then (a) the Fund or Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable, and (b) Sections 6.1, 6.2, 6.3, 6.4,
        6.5 and 7.1 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

6.7 Insurance Company acknowledges that Fund and CID have notified it that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

                                   ARTICLE VII
                              VOTING OF FUND SHARES

7.1 To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, other applicable law, or by regulatory order, whenever the Fund shall have a meeting of shareholders of any Portfolio or class of Portfolio Shares, Insurance Company shall:

        (a) In the event of a proxy solicitation, the Fund shall mail to the applicable Contractholders, at its expense, the proxy materials and shall tabulate the results; provided, however, that, the Fund may mail notice to such Contractholders indicating where proxy materials can be accessed in lieu of mailing printed proxy materials to the extent such notice is permitted under the proxy rules. In order to assist the Fund in the process, the Insurance Company shall provide to the Fund or its designated representative adequate electronic files so that the Fund may make proper solicitation of the applicable Contractholders. The electronic files will be in a mutual acceptable format and will contain Contractholder information, mailing information, and the numbers of shares of the Fund in which each Contractholder has an interest as of the record date;

        (b) vote the Portfolio Shares held in each Separate Account in accordance with voting instructions received from Contractholders or Participants; and

        (c) vote Portfolio Shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes Portfolio Shares or class thereof for which it has received timely instructions.

        Except with respect to matters as to which Insurance Company has the right under Rule 6e-2 and Rule 6e-3(T) under the 1940 Act to vote Portfolio Shares without regard to voting instructions from Contractholders or Participants, Insurance Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held by any Contractholder. Insurance Company agrees to be responsible for assuring that voting Portfolio Shares for each Separate Account is conducted in a manner consistent with the CVP Exemptive Order. Fund shall notify Insurance Company of any material changes to the CVP Exemptive Order.

7.2 Insurance Company agrees that it shall not, without the prior written consent of the Fund and its investment adviser, solicit, induce or encourage Contractholders to change or supplement the Fund's current investment adviser.

                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1 Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall comply with all applicable federal and state laws in marketing the Contracts.

8.2 Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is described, at least ten (10) Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten (10) Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten (10) days of receipt.

8.3 Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

        Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is described, at least ten (10) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten (10) Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten (10) days of receipt.

8.4 Fund shall not, in connection with the sale of Portfolio Shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other material constituting sales literature or advertising under Financial Industry Regulatory Authority rules, the 1940 Act or the 1933 Act.

8.6 Insurance Company shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Fund information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA PATRIOT Act.

        The Fund and CID shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with Insurance Company information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA PATRIOT Act.

                                   ARTICLE IX
                                 CONFIDENTIALITY

9.1 CONFIDENTIALITY OBLIGATION. Each Party shall hold the Confidential Information (as defined below) of the other Party in strict confidence. Each Party warrants to the other that it shall not (i) disclose to any person any Confidential Information of the other Party which it may acquire in the performance of its obligations under this Agreement or
        (ii) use Confidential Information of the other Party for any purpose, except, in each case, for the purpose of fulfilling its contractual obligations under this Agreement, and then any disclosure or use of any such Confidential Information shall be limited to its or its affiliate's employees, attorneys, accountants or other advisors who have a business need to know such Confidential Information and who have agreed to be bound by the confidentiality obligations set forth herein. Each Party shall maintain the other Party's Confidential Information with reasonable care, which shall not be less than the degree of care it would use to safeguard its own Confidential Information, for the purpose of preventing the unauthorized, negligent or inadvertent disclosure or use thereof.

9.2     CONFIDENTIAL INFORMATION.

        (a) "Confidential Information" means, with respect to a Party, (i) any data or information that is or relates to proprietary information of that party, including, without limitation, nonpublic portfolio holding information of any mutual fund for which CID acts in the capacity of principal underwriter, financial information, business or marketing strategies or plans, and product development strategies or plans, (ii) information that the party has labeled Confidential, (iii) the identity of that Party's customers and any "non-public personally identifiable information" of those customers, as that term is defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and (iv) information relating to that Party that a reasonable business person would understand to be confidential.

        (b) Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving Party or by no violation of this Agreement; (b) was lawfully received by the receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the receiving Party prior to receipt thereof directly or indirectly from the disclosing Party; or (d) is subsequently and independently developed by employees, consultants or agents of the receiving Party without reference to or use of the Confidential Information disclosed under this Agreement. Disclosure of any fees payable to Insurance Company or Underwriter for performing certain administrative services shall be determined by the Insurance Company.

9.3 COMPELLED DISCLOSURE. If a receiving Party is ordered, compelled or required to disclose Confidential Information of another Party by order of a court or arbitration panel or similar tribunal having jurisdiction over it or in accordance with a lawfully issued and properly served subpoena (each an "Order"), the receiving Party shall, if legally permitted, promptly provide the disclosing Party written notice of the Order so that the disclosing Party may seek a protective order or other appropriate remedy or consent in writing to such disclosure. If, as of the fifth business day prior to the date on which the receiving Party is required to respond to the Order, a protective order has not been issued and the disclosing Party has not consented in writing to the disclosure of its Confidential Information, and in the opinion of receiving Party's counsel it is required by the Order to disclose such Confidential Information, the receiving Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel has advised the receiving Party must be disclosed, provided that the receiving Party attempts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the disclosing Party, at the disclosing Party's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. Notwithstanding anything to the contrary in this Section 9.3, the receiving Party may disclose any of the disclosing Party's Confidential Information to any regulatory authority having jurisdiction over the receiving Party without notice of any kind.

9.4 UNAUTHORIZED DISCLOSURE NOTIFICATION AND LIABILITY. The receiving Party shall promptly notify the disclosing Party of, and provide the details regarding, any unauthorized disclosure, possession or use of the disclosing Party's Confidential Information. Each Party understands and agrees that the receiving Party shall be liable for damages arising out of any breach of the confidentiality obligations set forth in this Agreement.

9.5 DATA DISPOSITION. Upon the disclosing Party's written request, the receiving Party shall promptly return all documents and other media containing Confidential Information. Any information that cannot feasibly be returned shall be purged, deleted or destroyed and the receiving Party shall deliver to the disclosing Party written certification thereof; PROVIDED, HOWEVER, that the receiving Party may retain a single copy of the Confidential Information solely for the purpose of complying with applicable law or regulation or the order of any court, arbitration panel, regulator or similar governmental authority having jurisdiction over the receiving Party. The receiving Party shall have an ongoing obligation to safeguard all information of the disclosing Party that is not returned, purged, deleted or destroyed.

9.6 DUTY NOT TO TRADE. The receiving Party agrees not to trade on any Confidential Information disclosed to it or otherwise obtained by it from the disclosing Party or any of the disclosing Party's affiliates, agents or representatives.

9.7 COMPLIANCE WITH APPLICABLE LAWS. Each Party warrants and represents that its conduct under this Agreement shall comply with the Gramm-Leach-Bliley Act, Regulation S-P (17 C.F.R. Section248), and all other applicable federal and state laws and regulations concerning customer confidentiality, and that no party will share customers' non-public personal information with third parties, except as allowed by applicable law and regulation.

                                    ARTICLE X
                                 INDEMNIFICATION

10.1 INDEMNIFICATION BY INSURANCE COMPANY. Insurance Company agrees to indemnify and hold harmless the Fund, its investment adviser, any sub-investment adviser of a Portfolio, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of Section 10.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, with the written consent of the Insurance Company, which consent shall not be unreasonably withheld) for which the Indemnified Parties may become subject, under any statute or regulation, or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional material of any Separate Account or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the Fund's registration statement, Prospectus, or sales literature or other promotional material or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements not misleading, (iii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company, with respect to the sale and distribution of Contracts for which Portfolio Shares are an underlying investment; (iv) arise out of the wrongful conduct of Insurance Company or persons under its control or direction with respect to the sale or distribution of the Contracts or Portfolio Shares; (v) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders or CID's or the Fund's reliance on any net purchase or redemption order reported by Insurance Company without Contractholder authorization; or (vi) arise out of any breach by Insurance Company of a material term of or representation contained in this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that with respect to clauses (i), (ii) and (iii) above, Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any document specified in any such clause in conformity with written information furnished to Insurance Company by the Fund specifically for use therein; and PROVIDED, FURTHER, that Insurance Company shall not be liable for special, consequential or incidental damages. This indemnity provision will be in addition to any liability that

        Insurance Company may otherwise have.

        No party shall be entitled to indemnification by the Insurance Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

        The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Insurance Company of any such claim shall not (i) relieve the Insurance Company from any liability which it may have to the indemnified party against whom such action is brought under this indemnification provision unless the Insurance Company's ability to defend against the claim shall have been materially prejudiced by the indemnified party's failure to give such notice or (ii) in any way release the Insurance Company from any liability which it may have to the indemnified party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of such action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Insurance Company to such party of the Insurance Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio Shares or the Contracts or the operation of the Fund.

10.2 INDEMNIFICATION BY CID. CID agrees to indemnify and hold harmless Insurance Company, its affiliates, and each of their directors, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of Section 10.2) against any losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under any statute or regulation, or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund, any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any written information furnished by the Fund for use in the registration statement or prospectus or sales literature or other promotional material with respect to the Separate Account or the Contracts or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading; (iv) arise out of the wrongful conduct of CID or persons under its control or direction with respect to the sale or distribution of Portfolio Shares or (v) arise out of or are based upon any breach by the Fund of a material term of or representation contained in this Agreement or any failure by the Fund to provide the services and furnish the materials or make any payments under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article 2 of this Agreement); PROVIDED, HOWEVER, that, with respect to clauses (i), (ii) or (iii) above, CID will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in any document specified in any such clause in conformity with written information furnished to CID or the Fund by Insurance Company specifically for use therein; and PROVIDED, FURTHER, that CID shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability that the Fund may otherwise have.

        No party shall be entitled to indemnification by CID if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

        CID shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified CID in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify CID of any such claim shall not (i) relieve CID from any liability which it may have to the indemnified party against whom such action is brought under this indemnification provision unless CID's ability to defend against the claim shall have been materially prejudiced by the indemnified party's failure to give such notice or (ii) in any way release CID from any liability which it may have to the indemnified party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, CID shall be entitled to participate, at its own expense, in the defense of such action. CID also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the CID to such party of CID's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and CID will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        The Indemnified Parties will promptly notify CID of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio Shares or the Contracts or the operation of the Fund.

10.3 The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party, in the defense of any such claim or litigation, shall, without the prior written consent of the Indemnified Parties, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. No indemnifying party shall settle any claim in any matter that would impose any expense, penalty, obligation or limitation on the Indemnified Party, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of the Indemnified Party, as an acknowledgement of wrongdoing on the part of the Indemnified Party or as detrimental to the reputation of the Indemnified Party, without the Indemnified Party's prior written consent.

10.4 A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article X.

10.5    This Article X shall survive the termination of this Agreement.

                                   ARTICLE XI
                          COMMENCEMENT AND TERMINATION

11.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

11.2 This Agreement shall terminate without penalty as to one or more Portfolios as set forth below:

        a. At the option of Insurance Company or the Fund, in each case with or without cause, upon 180 days' advance written notice (unless a shorter time is agreed to by the parties), which notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, Separate Accounts as to which the Agreement is to be terminated;

        b. At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company, provided, however, that such termination shall apply only to those Portfolios the Shares of which are not reasonably available. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

        c. At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, Financial Industry Regulatory Authority or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

        d. At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, Financial Industry Regulatory Authority or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

        e. At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or its investment adviser, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

        f. Upon termination of the Investment Advisory Agreement between the Fund and its investment adviser or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of the termination of the Investment Advisory Agreement to Insurance Company;

        g. In the event the Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

        h. At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

        i. At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

        j. At the option of either party to this Agreement, fifteen (15) days after such party delivers to the other party notice of such other party's material breach of any provision of this Agreement unless such alleged breach is cured to the reasonable satisfaction of the notifying Party within such fifteen (15) day period;

        k. At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

        l. Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

11.3    Notwithstanding any termination of this Agreement pursuant to Section
        11.2 hereof, the Fund and its investment adviser may, at the option of the Fund, continue to make available additional Portfolio Shares for so long as the Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund so elects to make additional Portfolio Shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Portfolio, redeem investments in the Fund and/or invest in any additional Portfolio upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 11.2 hereof, the Fund, as promptly as is practicable under the circumstances, shall notify Insurance Company whether the Fund will continue to make additional Portfolio Shares available after such termination. If additional Portfolio Shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 11.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

                                   ARTICLE XII
                                   AMENDMENTS

12.1 Any change in the terms of this Agreement (other than those permitted pursuant to Section 11.3) shall be made by agreement in writing between the parties to this Agreement.

                                  ARTICLE XIII
                                     NOTICE

13.1 Except as otherwise specifically provided for in this Agreement, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below or to such other address as may be provided in writing:

                               INSURANCE COMPANY:
                               Forethought Life Insurance Company
                               300 North Meridian Street, Suite 1800
                               Indianapolis, IN 46204
                               Attn: Eric Todd, EVP, Chief Investment Officer
                               Tel: 317-223-2713

        In the case of any notice to Insurance Company, a duplicate copy shall be sent to:

                               Forethought Life Insurance Company
                               82 Hopmeadow Street
                               Park View Building, Suite 200
                               Simsbury, CT 06089
                               Attn: Deb Schunder
                               Tel: 860-325-1542

                               FUND:
                               Calvert Variable Series, Inc.
                               4550 Montgomery Avenue
                               Suite 1000N
                               Bethesda, MD 20814
                               Attn: Dave Mazza
                               Tel: 513-266-4136
                               Fax: 301-654-7820

                               CID:
                               Calvert Investment Distributors, Inc.
                               4550 Montgomery Avenue
                               Suite 1125N
                               Bethesda, MD 20814
                               Attn: Dave Mazza
                               Tel: 513-266-4136
                               Fax: 301-654-7820

        In the case of any notice to Fund or CID, a duplicate copy shall be sent to:

                               Calvert Investments, Inc.
                               4550 Montgomery Avenue
                               Suite 1125N
                               Bethesda, MD 20814
                               Attn: Office of the General Counsel
                               Tel: 301-951-4881
                               Fax: 301-657-7014

                                   ARTICLE XIV
                         TRADEMARKS AND PORTFOLIO NAMES

14.1 The Fund or CID or one or more of its affiliates owns all right, title and interest in and to the tradenames, trademarks and service marks set forth on Schedule C, as amended from time to time by written notice from the Fund or CID to Insurance Company (the "Calvert Licensed Marks" or the "licensor's licensed marks") and is authorized to use and to license other persons to use such marks. Insurance Company and its affiliates are hereby granted a limited, non-transferable, non-exclusive, revocable license to use the Calvert Licensed Marks in connection with Insurance Company's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 14.1.

14.2 The grant of license to Insurance Company (collectively, the "Licensee") shall terminate automatically upon (i) the termination of this Agreement, (ii) Licensee's receipt of written notification that its use of any Calvert Licensed Mark, in the reasonable opinion of the Fund or CID, reflects unfavorably upon the professional, business or personal reputation of the Fund or CID or any of its affiliates or any of their directors, officers, employees or agents, or (iii) Licensee's receipt of written notification that the quality, appearance and/or style of any Calvert Licensed Mark is unacceptable in the reasonable opinion of the Fund or CID (each of clauses (ii) and (iii) being a "License Violation"). Upon the termination of the license, Insurance Company and its affiliates shall immediately cease to issue any new annuity or life insurance contract bearing any Calvert Licensed Mark and shall likewise cease any activity which suggests that it has any right under any of the Calvert Licensed Marks or that it has any association with the Fund, except that Insurance Company shall have the right to continue to service outstanding Contracts by utilizing any of the Calvert Licensed Marks until the earlier of (x) the Final Termination Date and (y) Licensee's receipt of written notification regarding the occurrence of a second License Violation, following which the license shall terminate and Licensee will cease all further use of any Calvert Licensed Mark.

14.3 The Licensee shall obtain the prior written approval of the applicable Fund or CID (which may be in the form of an email) for the public release by Licensee of any materials bearing any Calvert Licensed Mark, which shall not be unreasonably withheld. Each such approval shall remain in effect with respect to the approved materials unless the applicable Fund or CID has withdrawn such approval in writing in accordance with Section 14.4 Notwithstanding any other provision of this
        Section 14.3, approval of the
        applicable Fund or CID shall not be required for any materials that only list the available Funds under a Contract and/or include any approved Calvert Licensed Mark.

14.4 During the term of this grant of license, the Fund or CID may request that the Licensee submit samples of any materials bearing any of the Calvert Licensed Marks which were previously approved by the Fund or CID but, due to changed circumstances, in the sole judgment of the Fund or CID, require reconsideration. If, on reconsideration, or on initial review, respectively, any such sample fails to meet with the written approval of the Fund or CID, then the Licensee shall immediately cease distributing such disapproved materials. The Fund or CID shall not unreasonably withhold approval upon any reconsideration and shall, when engaged in any reconsideration, give due weight to the expenses associated with withdrawing and replacing the materials that are the subject of such reconsideration. The Licensee shall obtain the prior written approval of the Fund or CID for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

14.5 The Licensee (i) acknowledges that it does not own the Calvert Licensed Marks and claims no rights therein other than as a Licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the Calvert Licensed Marks pursuant to this grant of license shall inure to the benefit of the Fund and/or CID and/or its affiliates.

                                   ARTICLE XV
                                  MISCELLANEOUS

15.1 This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Director, officer or shareholder of the Fund individually.

15.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

15.3 This Agreement may be executed in one or more counterparts, each of which, taken together, shall constitute one and the same instrument. A signature page forwarded as an electronic image for attachment to an assembled document shall be deemed delivery of an original signature page.

15.4 If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

15.5 This Agreement, together with the Services Agreement among the Insurance Company, CID, Calvert Investment Administrative Services, Inc., Calvert Investment Services, Inc.

        and Forethought Distributors, LLC dated October 23, 2015 (the "Services Agreement") and the Rule 22c-2 Shareholder Information Agreement (the "Rule 22c-2 Agreement") among CID and the Insurance Company dated October 23, 2015, constitute the entire understanding between the Parties regarding the specific subject matter covered herein. To the extent of any conflict between this Agreement, the Services Agreement and the Rule 22c-2 Agreement, the order of priority shall be the Rule 22c-2 Agreement, this Agreement, and the Services Agreement.

15.6 This Agreement shall be binding upon, enforceable against and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.7 Waiver by a party of a breach of any provision of this Agreement does not constitute waiver of any subsequent breach of that or any other provision.

15.8 The schedules and exhibits attached hereto, as modified from time to time, are incorporated herein by reference and is part of this Agreement.

15.9 Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including, without limitation, the Commission, Financial Industry Regulatory Authority, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

15.10 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

15.11 Unless otherwise agreed to in writing by the parties hereto, each party acknowledges that the others may enter into agreements, similar to this one, with other parties, for the performance of the same or similar services to those to be provided under this Agreement.

15.12 Any party may assign its interest in this Agreement to a third party provided that each non-assigning party has given prior written consent to the assignment in writing, which consent shall not be unreasonably withheld. Any attempted assignment in contravention hereof shall be null and void.

15.13 Except as otherwise expressly provided in this Agreement, neither the Fund nor CID nor any affiliate of either or them shall use any trademark, trade name, service mark or logo of Insurance Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Insurance Company's prior written consent, the granting of which shall be at the Insurance Company's sole discretion. Except as otherwise expressly provided in this Agreement, neither Insurance Company nor any of its affiliates shall use any trademark, trade name, service mark or logo of Fund or CID or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Fund's or CID's prior written consent, the granting of which shall be at the applicable company's sole discretion.

                                   ARTICLE XVI
                                       LAW

16.1 This Agreement shall be construed in accordance with the internal laws of the State of Maryland, without giving effect to principles of conflict of laws.

IN WlTNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                       FORETHOUGHT LIFE INSURANCE COMPANY


                                       By:
                                            -----------------------------------
                                       Its:

                                       Date:
                                            -----------------------------------


                                       CALVERT VARIABLE PRODUCTS, INC.


                                       By:
                                            -----------------------------------
                                       Its:

                                       Date:
                                            -----------------------------------


                                       CALVERT INVESTMENT DISTRIBUTORS, INC.


                                       By:
                                            -----------------------------------
                                       Its:

                                       Date:
                                            -----------------------------------

                                   SCHEDULE A

                                   PORTFOLIOS

CVP PORTFOLIOS

For purposes of this Agreement, the CVP Portfolios constitute (i) each series offered by CVP as of the date of this Agreement and (ii) each series offered by CVP at any time in the future unless, prior to CID's acceptance of Insurance Company's first purchase order for any such future series, CID notifies Insurance Company in writing that such series is not subject to this Agreement.

                                   SCHEDULE B

                       INSURANCE COMPANY SEPARATE ACCOUNTS

All current and future separate accounts under which variable annuity products are offered by Forethought Life Insurance Company.

                                   SCHEDULE C
                               CALVERT TRADEMARKS

(a)     The following logo:

        [CALVERT INVESTMENTS LOGO]

(b)     The name "Calvert Variable Products, Inc."

(c) The name of each Portfolio that is made subject to this Agreement pursuant to Schedule A.

                                   SCHEDULE D

                             ALLOCATION OF EXPENSES

               ITEM                            PAID BY THE INSURANCE COMPANY                            PAID BY FUND
------------------------------------   ----------------------------------------------   --------------------------------------------
Registration Statements                Preparing and filing the Separate Account's      Preparing and filing the Fund's
                                       registration statement                           registration statement

Prospectuses, Supplements, and         Text composition and alterations for Separate    Text composition and alterations for
Statements of Additional Information   Account prospectus, supplements and statements   Fund prospectuses, supplements and
                                       of additional information                        statements of additional information

                                       Printing, processing, mailing and distributing   Printing, processing, mailing and
                                       or electronically delivering of Separate         distributing and/or electronically
                                       Account prospectuses, supplements and            delivering of Fund prospectuses,
                                       statements of additional information to new      supplements and statements of
                                       and existing Contractholders as required by      additional information for use with
                                       applicable law                                   Contractholders, including
                                                                                        Contractholders making an initial
                                       Printing, processing, mailing and distributing   investment in a Fund, as required by
                                       Separate Account and Series prospectuses,        applicable law (1)
                                       supplements and statements of additional
                                       information for use with prospective
                                       Contractholders

Documents and Communications related   Printing, processing, mailing and distributing   Printing, processing, mailing and
to fund changes                        or electronically delivering Series and          distributing or electronically
                                       Separate Account supplements and other           delivering Series and Separate Account
                                       communications related to fund substitutions     supplements and other communications
                                       and other similar fund transactions initiated    related to fund closings, fund mergers
                                       by the Insurance Company                         and other similar fund transactions (1)

Contractholder Account Statements      Preparing, printing, and distributing annual     Not Applicable
                                       individual account statements for
                                       Contractholders

Annual and Semi-Annual Reports         Text composition of annual and semi-annual       Text composition of annual and
                                       reports of the Separate Account                  semi-annual reports of the Fund

                                       Printing, processing, mailing, and               Printing, processing, mailing, and
                                       distributing or electronically delivering        distributing or electronically
                                       annual and semi-annual reports of the Separate   delivering annual and semi-annual
                                       Account to Contractholders                       reports of the Fund to
                                                                                        Contractholders(1)

Proxies                                Text composition, printing, processing,          Text composition, printing,
                                       mailing, distributing or electronically          processing, mailing, distributing or
                                       delivering and tabulation of proxy statements    electronically delivering and
                                       and voting instruction solicitation materials    tabulation of proxy statements and
                                       to Contractholders with respect to proxies       voting instruction solicitation
                                       sponsored by the Separate Accounts               materials to Contractholders with
                                                                                        respect to proxies sponsored by a
                                                                                        Fund(1)

----------
(1) The Insurance Company may request that the Fund provide typeset electronic document files of such documents for use with Contractholders. The Insurance Company may choose to print the Fund's prospectus(es), statement of additional information, and semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies; or may utilize electronic delivery for such fund documents. In this case, the Fund's share of the total expense for printing, processing, mailing, and distribution of the combined materials or of electronic delivery of such materials shall be allocated based upon the Fund's share of the total costs determined according to the number of pages of the Fund's relative portions of the documents.